UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2019

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 775-0515

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Statements in this Report regarding plans, expectations or timing relating to OncoCyte’s acquisition of Razor Genomics Inc. (“Razor”) and related transactions described in this Report are forward-looking statements and these statements involve risks and uncertainties, including, without limitation, the ability of the parties to close the transaction in a timely manner or at all, the possibility that conditions to closing of the proposed transaction may not be satisfied, as well as risks inherent in the development and/or commercialization of the Razor’s lung cancer prognostic assay, uncertainty in the results of clinical trials, uncertainty as to the approval of Razor’s lung cancer prognostic assay for reimbursement by Medicare or private health insurers, the need and ability to obtain future capital needed to complete the acquisition and operation of OncoCyte and Razor, and maintenance of intellectual property rights. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

References to “OncoCyte,” “we” or “us” are references to OncoCyte Corporation.

Item 1.01 Entry into a Material Definitive Agreement.

Razor Genomics, Inc.

On September 4, 2019 we entered into a Subscription and Stock Purchase Agreement (the “Purchase Agreement”) with Encore Clinical, Inc. (“Encore”) and its subsidiary Razor Genomics Inc. (“Razor”) pursuant to which we have the right to acquire Razor through the acquisition of newly issued shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) from Razor and the purchase of the outstanding shares of Razor common stock from its shareholders. Razor has developed a lung cancer prognostic assay (the “Razor Assay”) that is designed to enable the identification of lung cancer patients at high risk for recurrence and so that they can be treated at a time when their cancer can still be responsive to chemotherapy.

In a published clinical utility study, Razor reported a five-year disease-free patient survival rate was 92% for individuals identified as high risk by the Razor Assay and treated with chemotherapy, compared to 49% in untreated high-risk patients. Similarly, individuals identified as low risk by the Razor Assay had a 5-year disease free survival of 94% without the use of chemotherapy. In that study, the Razor Assay demonstrated higher accuracy at discriminating between high and low risk patients than current National Comprehensive Cancer Network® (NCCN) guideline criteria for risk assessment. The Razor Assay recently received a preliminary positive coverage decision (“Preliminary Decision”) from the Centers for Medicare and Medicaid Services Molecular Diagnostic Services Program (“CMS/MolDX”). We believe that addition of the Razor Assay treatment stratification test for patients diagnosed with early stage lung cancer is a downstream complement to our proprietary DetermaVu™ liquid biopsy test that we are developing to help manage CT-identified lung nodules and thereby facilitate the early diagnosis of lung cancer. We expect that the Razor Assay will enable us to address an adjacent critical decision point that physicians and patients face during the lung cancer treatment journey that today remains unmet.

Purchase Agreement

Under the Purchase Agreement we have agreed to acquire from Razor, for $10 million in cash, shares of Razor Preferred Stock representing 25% of the outstanding equity of Razor on a fully diluted basis after the redemption of a portion of the outstanding shares of Razor common stock held by Encore as required by the Purchase Agreement (the “Redemption”). Razor will finance the repurchase of Razor shares from Encore in the Redemption through the use of a portion of the purchase price we pay for the Preferred Stock. We expect the purchase of the Preferred Stock to close by September 30, 2019 subject to the satisfaction of the conditions to closing in the Purchase Agreement (the “Initial Closing”).

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We also will have the option to acquire the balance of the outstanding shares of Razor common stock from Encore under the Purchase Agreement and from all other stockholders of Razor (the “Minority Shareholders”) under Minority Shareholder Purchase Agreements for an additional $10 million in cash and OncoCyte common stock valued at $5 million in total (the “Option”). If the issuance of shares of our common stock having a market value of $5 million would require us to issue a number of shares that, when combined with any shares issuable under the Development Agreement discussed below, would exceed 19.99% of the issued and outstanding shares of our common stock or the outstanding voting power of our shares as of the date of the Purchase Agreement, we may deliver a number of shares of our common stock that would not exceed that combined 19.99% limit and an amount of cash necessary to bring the combined value of cash and shares to $5 million.

We have agreed to exercise the Option if within a specified time frame certain milestones are met related to the contracting of clinical trial sites for a clinical trial of the Razor Assay. The purchase of Razor shares from the Minority Shareholders will be consummated through stock purchase agreements of like tenor with the Minority Shareholders (the “Minority Purchase Agreements”). Even if the Razor Assay clinical trial milestones are not met within the time frame referenced in the Purchase Agreement and the Minority Purchase Agreements, we will have the option, but not the obligation, to purchase the balance of the outstanding Razor common stock from Encore and the Minority Shareholders for the same cash and OncoCyte common stock consideration that would be applicable if the milestones were met. Our obligations to purchase the Razor shares from Encore and the Minority Shareholders are subject to the satisfaction of certain conditions customary for a transaction of this kind. Certain covenants under the Purchase Agreement require each party to use commercially reasonable efforts and to cooperate with the other parties to cause the Purchase Agreement transactions to be consummated.

In connection with the Purchase Agreement, upon the Initial Closing, we will enter into a Sublicense and Distribution Agreement with Razor and Encore (the “Sublicense Agreement”), a Development Agreement with Razor and Encore (the “Development Agreement”), and a Consulting Agreement with Encore, and Encore and its stockholders will enter into a Non-Competition and Non-Solicitation Agreement (the “Non-Competition Agreement”) for the benefit of OncoCyte and Razor, which are summarized below. Although we expect that material terms of the definitive Development Agreement, Sublicense Agreement, the Consulting Agreement, and the Non-Competition Agreement will be consistent with those shown in the exhibits to the Purchase Agreement and summarized in this Report, the definitive agreements may have additional or different terms and provisions from those summarized in those exhibits and in this Report.

Governance and Operations of Razor

In connection with our purchase of the Preferred Stock, we will be entitled to designate one person to serve on a three member board of directors of Razor. Upon our purchase of the Razor stock from Encore and the Minority Shareholders (the “Second Closing”) we expect to be the sole stockholder of Razor entitled to designate all three members of the Razor board of directors.

The Purchase Agreement contains certain covenants concerning the manner in which Razor will be required to conduct its business and prohibiting Razor from taking certain actions without our consent prior to the Second Closing, including but not limited to: adopting a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; making changes to its capitalization or capital structure; making changes to its certificate of incorporation and bylaws; issuing equity or voting securities or options, warrants, or other rights to acquire securities; disposing of assets or licensing intellectual property; creating or incurring indebtedness and other obligations in excess of certain limits; making certain changes to its accounting methods. Razor has also agreed to provide us with copies of its financial statements on a monthly, quarterly, and annual basis.

Razor and Encore are not permitted to solicit inquiries or engage in discussions with third parties regarding any proposal relating to a merger, reorganization, recapitalization, consolidation, share exchange, business combination or similar transaction, or the acquisition or purchase of fifteen percent or more of Razor’s assets or business.

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Principal Terms of the Preferred Stock

At the Initial Closing we will acquire 1,329,870 shares of Preferred Stock each with a stated value of $7.5195 per share (“Stated Value”). We may elect at any time to convert the Preferred Stock into shares of Razor common stock at a conversion price that initially will be equal to the Stated Value. If we fail to complete the purchase of the balance of the outstanding shares of Razor common stock held by Encore and the Minority Shareholders at the Second Closing as required by the Purchase Agreement, Razor will have the right to convert our Preferred Stock into shares of common stock at the conversion price.

The Preferred Stock will not be entitled to any preferred dividends, but will be entitled to receive dividends, if any, declared on common stock on an as converted into common stock basis. Upon any liquidation, dissolution or winding-up of Razor, as a holder of Preferred Stock we will be entitled to receive out of Razor’s assets an amount equal to the aggregate Stated Value of our Preferred Stock, plus any accrued but unpaid dividends or distributions, before any holders of junior securities, including holders of common stock, receive any distributions with respect to their Razor shares.

We will have the same voting rights as holders of common stock, with our shares of Preferred Stock voting with the common stock on an as converted basis, except that as a holder of a majority of the Preferred Stock we will be entitled to designate one member of Razor’s board of directors. In the event that Razor undertakes any change of control (other than with respect to any acquisition of control by us or other holders of Preferred Stock), holders of a majority of the Preferred Stock shall have the right to cause Razor to redeem the Preferred Stock, in cash, for an amount equal to the Stated Value of each share of Preferred Stock, plus any accrued but unpaid dividends or distributions.

The terms of the Preferred Stock will impose on Razor to certain restrictions, including restrictions on the issuance of securities senior to, or pari passu with, the Preferred Stock, amendments to the terms of Razor’s Certificate of Designation, repaying, repurchasing or acquiring junior Razor securities, or making distributions to junior Razor securities, without the prior written consent of a majority of the Preferred Stock.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated prior to the Initial Closing as follows: (a) by mutual written consent of OncoCyte, Encore, and Razor; (b) by written notice from us or Razor if (i) the conditions to the closing of the sale of the Preferred Stock have not been satisfied or waived by a specified date, or (ii) a “Governmental Authority” as defined in the Purchase Agreement (which generally includes a court, government agency or administrative body or commission, or arbitration panel) issues an order or takes any other action, that has become final and non-appealable, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Purchase Agreement; (c) by written notice from Razor to us if we breach any of our representations, warranties, covenants or agreements contained in the Purchase Agreement, or if any of those representations or warranties becomes untrue or inaccurate and would result in a failure of a certain conditions to closing to occur and the breach is not cured within the time provided; (d) by written notice from us to Razor if Razor or Encore breaches any of its representations, warranties, covenants or agreements contained in the Purchase Agreement, or if any of those representations or warranties becomes untrue or inaccurate and would result in a failure of a certain conditions to closing to occur and the breach is not cured within the time provided; (e) by written notice from us to Razor if a “material adverse effect” as defined in the Purchase Agreement has occurred and is continuing; or (f) by written notice from us to Razor by a specified date if we are not reasonably satisfied with the results of our due diligence investigation of Razor. Generally, a party may not so terminate the Purchase Agreement if that party breaches any of its representations, warranties, covenants or agreements or if that party or an affiliate was the cause of an event giving rise to a right of termination or that resulted in the failure of the closing to occur.

The Purchase Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Purchase Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, OncoCyte. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of OncoCyte, Encore, or Razor.

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Indemnification

Razor and Encore have agreed to indemnify OncoCyte, from claims, demands, lawsuits and other proceedings, and from costs, expenses, damages and other losses incurred by OncoCyte, arising out of or resulting from breaches or inaccuracy of any representations or warranties, or breaches or nonfulfillment of any covenants, agreements or obligations, of Razor or Encore under the Purchase Agreement, and from any taxes arising from the issuance of OncoCyte common stock to Encore or the Minority Shareholders, from any liens, and from certain kinds of claims, lawsuits or other proceedings brought by holders of Razor security holders. Razor will not be obligated to indemnify OncoCyte after the Second Closing.

OncoCyte has agreed to indemnify Encore and Razor from claims, demands, lawsuits and other proceedings, and from costs, expenses, damages and other losses incurred by either of them, arising out of or resulting from breaches or inaccuracy of any representations or warranties, or breaches or nonfulfillment of any covenants, agreements or obligations, of OncoCyte under the Purchase Agreement. OncoCyte will not be obligated to indemnify Razor after the Second Closing.

The indemnification obligations of OncoCyte, Razor and Encore are subject to certain minimum total amounts of losses before a claim for indemnification may be made, and indemnification for certain matters is subject to certain limits on the amount of indemnification payable. Except for certain representations and warranties that survive all closing dates, a written notice of a claim for indemnification based on a breach or in accuracy of a representation or warranty must be brought before the expiration of the applicable survival date of the representation or warranty.

Development Agreement

Under the Purchase Agreement and a Development Agreement, Razor will reserve as a “Clinical Trial Expense Reserve” $4 million of the proceeds it will receive at the Initial Closing from our purchase of the Preferred Stock, to fund its share of costs incurred in connection with the clinical trial of the Razor Assay (“Clinical Trial”). OncoCyte, Razor and Encore will enter into the Development Agreement concurrently with our purchase of the Preferred Stock at the Initial Closing. The Development Agreement will set forth (i) certain obligations and responsibilities of OncoCyte, Encore, and Razor, with respect to the Clinical Trial, including obligations for the payment of Clinical Trial costs and expenses, (ii) Encore’s obligation to provide consulting services to Razor and OncoCyte in support of the Clinical Trial, (iii) OncoCyte’s obligation to make certain payments in cash to Encore , and to issue additional shares of OncoCyte common stock to Encore and the Minority Shareholders, upon the attainment of certain Razor Assay milestones, and (iv) Encore’s entitlement to certain cash payments if certain Clinical Trial funding is received. The key terms of the Development Agreement are summarized below.

Establishment of Steering Committee and Approved Budget

OncoCyte and Encore will each appoint two representatives to a joint steering committee (“Steering Committee”), which will be formed under the terms of the Development Agreement to oversee the Clinical Trial. Acting by majority vote of the appointed representatives, the Steering Committee will make all design, execution, and termination decisions related to the Clinical Trial, but any deadlocked decisions other than approval of the Clinical Trial budgets, will be resolved by a member designated by Encore. Prior to the Initial Closing, the Steering Committee will agree on a total budget and an initial annual budget for the Clinical Trial. The annual budget will be reviewed and may be revised annually by a majority vote of the Steering Committee. Razor will not incur or pay Clinical Trial expenses or liabilities that exceed the approved budget by more than certain thresholds.

Financial Terms and Milestone Payments

The Clinical Trial Expense Reserve funds will be used solely for costs and expenses related to the Clinical Trial incurred after the Initial Closing and certain costs incurred or expected to be incurred by Razor prior to the Initial Closing. OncoCyte will be responsible for all expenses for the Clinical Trial that exceed the Clinical Trial Expense Reserve up to the total budget amount approved by the Steering Committee.

OncoCyte will assume all costs associated with the operation of Razor’s CLIA laboratory in connection with the Clinical Trial on terms set forth in the Sublicense Agreement. OncoCyte may provide the services of its personnel, funds for capital expenditures, or materials for the Clinical Trial, and will invoice Razor for all such expenses at cost. Encore will not receive any additional compensation for the materials or services, except for certain management services under the Consulting Agreement described below related to the operation of Razor’s CLIA laboratory.

The Razor Assay received the Preliminary Decision from CMS/MolDX prior to the effective date of the Development Agreement. As a milestone payment for the Preliminary Decision, OncoCyte will pay Encore $1 million on the effective date of the Development Agreement, which is expected to be the date of the Initial Closing. In the event Razor receives the final positive coverage decision from CMS/MolDx within 12 months after the Initial Closing, OncoCyte will pay Encore $4 million.

Upon completion of enrollment of the full number of patients for the Clinical Trial, OncoCyte will issue to Encore and the Minority Shareholders shares of OncoCyte common stock with an aggregate market value at the date of issue equal to $3 million. If the issuance of shares of our common stock having a market value of $3 million would require us to issue a number of shares that, when combined with any shares we issued under the Purchase Agreement and the Minority Shareholder Purchase Agreements, would exceed 19.99% of the issued and outstanding shares of our common stock or the outstanding voting power of our shares as of the date of the Purchase Agreement, we may deliver a number of shares of our common stock that would not exceed that combined 19.99% limit and an amount of cash necessary to bring the combined value of cash and shares to $3 million.

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If within a specified time frame Encore is substantially responsible for obtaining funding to OncoCyte or Razor for the Clinical Trial from any third-party pharmaceutical company, a portion of such additional funding amount will be paid to Encore, subject to a $3 million cap on the payment to Encore if the funding is provided by a designated pharmaceutical company.

Consulting Agreement

At or prior to the Initial Closing, Encore will enter into a consulting agreement with OncoCyte (the “Consulting Agreement”), pursuant to which the principal shareholders of Encore will provide consulting services in support of the completion of the Clinical Trial and the commercialization of the Razor Assay. OncoCyte will pay Encore $500,000 per year for services under the Consulting Agreement, in cash or shares of OncoCyte common stock at OncoCyte’s election. The Consulting Agreement will have a four year term, which for the first year the consulting fee will be payable in cash and for the second through fourth years, at OncoCyte’s election, the fees will be payable by a combination of cash and OncoCyte common stock subject to certain limitations on the portion of the annual fee that may be paid in shares of OncoCyte common stock.

Termination of Development Agreement

The parties may terminate the Development Agreement at any time by mutual agreement, and either OncoCyte or Encore may terminate if the Clinical Trial is terminated by the Steering Committee or due to regulatory matters prior to completion. OncoCyte may terminate the Development Agreement upon an uncured material breach of the representations, warranties, covenants, or agreements under the Development Agreement, the Sublicense Agreement, the Consulting Agreement, or the Laboratory Agreement (referenced in the Sublicense Agreement) by Encore, or any such uncured material breach by Razor before the Second Closing. Encore may terminate the Development Agreement upon an uncured material breach of any of the representations, warranties, covenants, or agreements of OncoCyte under the Development Agreement, the Sublicense Agreement, the Consulting Agreement, or the Laboratory Agreement. Encore may terminate the Development Agreement upon an uncured material breach of any of the representations, warranties, covenants, or agreements of OncoCyte under the Purchase Agreement by OncoCyte that results in OncoCyte’s failure to acquire the balance of the outstanding shares of Razor common stock from Encore and the Minority Shareholders.

Sublicense Agreement

Concurrently with the Initial Closing, OncoCyte will enter into a License and Distribution Agreement with Encore and Razor (“Sublicense Agreement”). Under the Sublicense Agreement, Razor will grant to OncoCyte: (i) an exclusive worldwide sublicense under certain patent rights applicable to the Razor Assay in the field of use covered by the applicable license held by Razor for purposes of commercialization and development of the Razor Assay (the “License Agreement’). OncoCyte will have the exclusive rights to commercialize and collect revenues derived from the commercialization of the Razor Assay. The key terms of the Sublicense Agreement are summarized below.

Royalty, License, and Revenue Sharing Payments

OncoCyte will make royalty payments to Encore and the Minority Shareholders based on the net cash revenues actually collected from commercialization of the Razor Assay, less certain related costs including certain payments to third parties as royalties and revenue share payments owed by Razor to third parties with respect to revenues from the commercialization of the Razor Assay. The initial royalty rate payable to Encore and the Minority Shareholders will be a low double digit percentage and will decline as certain cumulative net revenue benchmarks are reached, with a single digit royalty rate payable to them as the benchmarks are attained. Royalties will be payable to Encore and the Minority Shareholders on a quarterly basis.

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OncoCyte will pay all royalties that become due under the License Agreement, and all revenue sharing and earnout payments owed by Razor to certain third parties with respect to Razor Assay revenues, but those payments will be deducted from gross revenues to determine net revenues for the purpose of paying royalties to Encore and the Minority Shareholders.

Laboratory Agreement

Concurrently with the Initial Closing, the parties will amend a Laboratory Agreement between Encore and Razor, and OncoCyte will become a party to the Laboratory Agreement and assume all of Razor’s payment obligations under that agreement. OncoCyte may terminate the Laboratory Agreement upon (i) material breach by Encore, or (ii) any event that adversely affects, in any material respect, the Razor Assay, its commercialization prospects.

Termination of Sublicense Agreement

The Sublicense Agreement will terminate upon the expiration or termination of the License Agreement and may be terminated at an earlier date (i) by mutual written consent of the parties, (ii) by OncoCyte upon an uncured material breach of the representations, warranties, covenants, or agreements under the Sublicense Agreement, the Development Agreement, the Consulting Agreement, or the Laboratory Agreement by Encore, or any such uncured material breach by Razor before the Second Closing, (iii) by Encore upon an uncured material breach of the representations, warranties, covenants, or agreements under the Sublicense Agreement, the Development Agreement, the Consulting Agreement, or the Laboratory Agreement by OncoCyte, or (iv) by OncoCyte if there has been any event, fact, condition, change, circumstance, occurrence or effect, which, either individually or in the aggregate, adversely affects, in any material respects, the Razor Assay, it prospects or its ability to be commercialized.

Intellectual Property

OncoCyte will have the right to control any third party infringement, invalidation of rights, or other claims with respect to the Razor Assay to the extent permitted by the License Agreement. Prior to the Second Closing, any intellectual property rights developed by OncoCyte, Razor or Encore with respect to the Razor Assay will be owned jointly by OncoCyte, Razor, and Encore, to the extent permitted by the License Agreement. After the Second Closing, Razor and Encore will assign their rights to OncoCyte.

Item 7.01 - Regulation FD Disclosure

On September 5, 2019, we issued the press release furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference. We are also furnishing as Exhibit 99.2 copies of certain slides that contain information that we plan to present at the conference call and webcast referenced in the press release.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 5, 2019
99.2	Informational slide presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: September 5, 2019	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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